Exhibit 23.8
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 17, 2007, with respect to the statements of assets to be acquired and liabilities to be assumed and statements of revenues and direct expenses of Tegic Communications, Inc. included in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-143428) and related Consent Solicitation Statement/Prospectus of Nuance Communications, Inc.
/s/ Ernst & Young LLP
McLean, Virginia
August 17, 2007